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                                                                 EXHIBIT 99.05

       CERTIFICATION BY SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


     I, Gary J. Yannazzo, the Senior Vice President and Chief Financial Officer of Kenmar Advisory Corp., as Managing Owner of Kenmar Global Trust, certify that
(i) the Form 10-Q for the Quarterly Period Ended September 30, 2002 of Kenmar Global Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934 and (ii) the information contained in the Form 10-Q for the Quarterly Period Ended September 30, 2002 of Kenmar Global Trust fairly presents, in all material respects, the financial condition and results of operations of Kenmar Global Trust.


                         By: /s/ Gary J. Yannazzo
                             --------------------------
                             Gary J. Yannazzo
                             Senior Vice President and Chief Financial Officer November 14, 2002


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